                                                                     EXHIBIT 1.2

                                                               EXECUTION VERSION

                       MARATHON GLOBAL FUNDING CORPORATION

                                 DEBT SECURITIES

                      (FULLY AND UNCONDITIONALLY GUARANTEED
                          BY MARATHON OIL CORPORATION)
                                PRICING AGREEMENT



                                                              New York, New York
                                                                   June 18, 2002


Banc of America Securities LLC
J.P. Morgan Securities Inc.
As Representatives of the several Underwriters,

c/o Banc of America Securities LLC
100 North Tryon Street
Charlotte, NC 28255

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

Dear Sirs:

                  Marathon Global Funding Corporation, a Nova Scotia unlimited liability company (the "Company"), and Marathon Oil Corporation, a Delaware corporation (the "Guarantor"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 18, 2002 (the "Underwriting Agreement"), among the Company, the Guarantor, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Representatives of the several underwriters, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). The Designated Securities are fully and unconditionally guaranteed by the Guarantor. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Final Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Final Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing


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                                                                               2


Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                  The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

                  The documents required to be delivered by Section 7 of the Underwriting Agreement shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at 825 Eighth Avenue, New York, New York 10019 at the Time of Delivery.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.



               [THE REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]


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                                                                               3


                  If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company, and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                 Very truly yours,

                                 Marathon Global Funding Corporation

                                 By: /s/ MARK A. BLISS
                                    ------------------------------------

                                 Name:  Mark A. Bliss

                                 Title: Treasurer





                                 Very truly yours,

                                 Marathon Oil Corporation

                                 By: /s/ PAUL C. REINBOLT
                                    ------------------------------------

                                 Name:  Paul C. Reinbolt

                                 Title: Vice President, Finance and Treasurer



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                                                                               4


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BANC OF AMERICA SECURITIES LLC
J. P. MORGAN SECURITIES INC.


By:  Banc of America Securities LLC

By:    /s/ LILY CHANG
   ------------------------------------
   Name:   Lily Chang
   Title:  Principal


By:  J.P. Morgan Securities Inc.

By:    /s/ S.E. CHRISTENSEN
   ------------------------------------
   Name:   S.E. Christensen
   Title:  Vice President


For each of themselves and the other
several Underwriters named in
Schedule I to this Agreement.


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                                                                               5


                                   SCHEDULE I



                                                                          PRINCIPAL AMOUNT OF DESIGNATED
                        UNDERWRITER                                         SECURITIES TO BE PURCHASED
-----------------------------------------------------------  -----------------------------------------------------
Banc of America Securities LLC                               $130,000,000

J.P. Morgan Securities Inc.                                  $130,000,000

Commerzbank Capital Markets Corp.                            $ 23,077,000

Credit Suisse First Boston Corporation                       $ 23,077,000

Lehman Brothers Inc.                                         $ 23,077,000

Scotia Capital (USA) Inc.                                    $ 23,077,000

ABN AMRO Incorporated                                        $ 15,898,000

Mellon Financial Markets, LLC                                $ 15,897,000

Morgan Stanley & Co. Incorporated                            $ 15,897,000
                                                             ------------
                                                     Total:  $400,000,000
                                                             ============

                                   SCHEDULE II



         TITLE:  6% Notes Due 2012.

         PRINCIPAL AMOUNT:  $400,000,000.

         INDENTURE: Indenture, dated as of June 14, 2002, between the Company, the Guarantor, and JPMorgan Chase Bank, as Trustee.

         INTEREST: 6% from June 21, 2002, payable semiannually on January 1 and July 1, commencing January 1, 2003, to holders of record on the preceding June 15 and December 15, as the case may be.

         MATURITY:  July 1, 2012.

         PURCHASE PRICE: 98.524% of principal amount plus accrued interest, if any, from June 21, 2002.

         EXPECTED REOFFERING PRICE: 99.174% of principal amount, subject to change by the undersigned.

         SINKING FUND:  None.

         DELAYED DELIVERY CONTRACTS:  None.

         OPTIONAL REDEMPTION: The Notes will be redeemable in whole or in part at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Schedule A attached hereto) plus 25 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

         CLOSING: 10 a.m. on June 21, 2002, at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, in same day funds.

         NAMES AND ADDRESSES OF CO-REPRESENTATIVES:

---------------------------------------  ---------------------------------------
Banc of America Securities LLC           J.P. Morgan Securities Inc.
100 North Tryon Street, 6th Floor        270 Park Avenue, 7th Floor
Charlotte, NC 28255                      New York, NY 10017
                                         Attention: Transaction Execution Group
---------------------------------------  ---------------------------------------

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                                                                               7


                                                                      SCHEDULE A


                  "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York or Houston, Texas and on which commercial banks are open for business in New York, New York and Houston, Texas.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

                  "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

                  "Reference Treasury Dealer" means Banc of America Securities LLC and J.P. Morgan Securities Inc. and their respective successors, and two other firms that are primary U.S. Government securities dealers (each a "Primary Treasury Dealer") which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity

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                                                                               8

of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.